Exhibit 10.1

SHARE PURCHASE AGREEMENT

THIS SHARE PURCHASE AGREEMENT (the “Agreement”), dated as of September 11, 2014, is entered into by and between MILWAUKEE IRON ARENA FOOTBALL, INC., a Nevada corporation (the “Company”), and ________________________________ (“Purchaser”).

WHEREAS, subject to the terms and conditions set forth in this Agreement, the Company wishes to sell to the Buyer, and the Buyer wishes to buy from the Company shares of the Company’s Series C Convertible Preferred Stock, (“Series C Stock”) to be issued in a private placement of 350,000 shares of Series C Stock for the aggregate price of $25,000.00 (the “Private Placement”),

NOW THEREFORE, in consideration of the covenants and agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

ARTICLE I.   PURCHASE AND SALE

1.1     Purchase and Sale of the Shares. Subject to and upon the terms and conditions hereof, the Company will issue and sell to Purchaser, and Purchaser will purchase from the Company, in consideration of and in express reliance upon the representations, warranties, covenants, terms and conditions of this Agreement, the number of shares of Series C Stock set forth opposite its name under the caption “Shares to be Purchased” for the purchase prices therefor set forth opposite its name under the caption “Purchase Price.” Such number of shares and the purchase price therefor are respectively referred to herein as the “Shares” and the “Purchase Price.” The Company and Purchaser are executing and delivering this Agreement and performing their respective obligations hereunder in accordance with and in reliance upon the exemption from registration under the Securities Act of 1933 (the “Securities Act”), afforded by Rule 506 of Regulation D (“Regulation D”) promulgated by the United States Securities and Exchange Commission (the “Commission”) under the Securities Act, Section 4(2) of the Securities Act or one or more other applicable exemptions from registration.

1.2      Closing. The closing of the purchase and sale of the Shares (the “Closing”) shall take place upon the closing under that certain Agreement and Plan of Merger, dated as of August 20, 2014, and as amended on August 28, 2014, by and among the Company, MWKI ACQUISITION, INC., an Illinois corporation and the wholly-owned subsidiary of the Company (“Merger Sub”), and EV CHARGING USA, CORP., an Illinois corporation (the “Target”)(as so amended, the “Merger Agreement”). The time and date of the Closing is referred to herein as the “Closing Time”. At the Closing, (A) the Company shall deliver to Purchaser the duly executed Registration Rights Agreement and (B) Purchaser shall deliver to the Company (i) the Purchase Price and (ii) the duly executed Registration Rights Agreement in the form annexed hereto as Exhibit A (the “Registration Rights Agreement”), to be dated as of the date on which the Closing occurs. As quickly as shall be practicable after the Closing, the Company shall cause the Shares to be issued in book entry form in the name of Purchaser. The Shares and any shares of the common stock, par value $0.001 per share (“Company Common Stock”) into which they may be converted shall be held in such form until (i) they are registered under the Securities Act pursuant to the Registration Rights Agreement (as that term is hereinafter defined), in which case, the Company shall deliver to Purchaser, upon the effectiveness of such registration, certificates (in such denominations as Purchaser shall request) representing the Shares without any restrictive legend or (ii) the Company have defaulted in its obligations to Purchaser under the Registration Rights Agreement, in which case, the Company shall deliver to Purchaser, upon Purchaser’s request, (i) a single certificate representing the portion of the Shares that shall have not been so converted and (ii) a single certificate representing the shares of Company Common Stock into which any of the Shares shall have been so converted, all such certificates to bear the restrictive legend prescribed by Section 5.1 hereof.

By completing the Closing, Purchaser shall be deemed to have confirmed to the Company, with the same effect as if Purchaser had so confirmed in writing, that Purchaser’s representations and warranties made in Section 2.2 were true and correct in all material respects as of the Closing Time, the compliance by Purchaser with its covenants in this Agreement to be complied with by it prior to the Closing Time and, except to the extent that any of the conditions precedent to the obligation of the Company set forth in Section 4.1 have been waived by the Company in writing, Purchaser’s satisfaction thereof.

By completing the Closing, the Company shall be deemed to have confirmed to Purchaser, with the same effect as if the Company had so confirmed in writing, that the Company’s representations and warranties made in Section 2.1 were true and correct in all material respects as of the Closing Time, the compliance by the Company with its covenants in this Agreement to be complied with by it prior to the Closing Time and, except to the extent that any of the conditions precedent to the obligation of Purchaser set forth in Section 4.2 have been waived by Purchaser in writing, the Company’s satisfaction thereof.

1.3      Merger. The parties acknowledge that simultaneously with the Closing, the Company will complete the Closing under and as defined in the Merger Agreement, under which, upon the filing of a certificate of merger pursuant to the Business Corporation Act of 1983 of the State of Illinois, Merger Sub will merge with and into Target, with Target being the surviving entity and the Company’s wholly-owned subsidiary. Among other things, at the effective time of the merger (the “Effective Time of the Merger”), the shares of the common stock of Target outstanding immediately prior to such effective time will be converted into an aggregate of 2,180,000 shares of Series C Stock, which are convertible into 4,360,000,000 shares of Company Common Stock. The transactions occurring pursuant to the Merger Agreement are collectively referred to as the “Merger”). Purchaser acknowledges receipt of a copy of the Merger Agreement.

ARTICLE II.   REPRESENTATIONS AND WARRANTIES

2.1      Representations and Warranties of the Company. The Company hereby represents and warrants to Purchaser, as of the date hereof and as of the Closing Time (except as set forth on the Schedule of Exceptions attached hereto with each numbered Schedule corresponding to the section number herein), as follows:

(a)     Organization, Good Standing and Power. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Nevada and has all requisite corporate power to own, lease and operate its properties and assets and to conduct its business as it is now being conducted. The Company has no subsidiaries other than Merger Sub and EV Charging USA, Inc., a Nevada corporation (“EV Nevada”). The Company is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary except for any one or more jurisdictions in which, in the aggregate, the failure to be so qualified will not have a Material Adverse Effect (as defined in Section 2.1(c) hereof) on the Company’s financial condition. The Company has furnished or made available to Purchaser true and correct copies of the Company’s Articles of Incorporation, as amended (the “Charter”), and the Company’s By-laws (the “By-laws”), each as in effect on the date hereof.

(b)     Authorization; Enforceability. The Company has all requisite corporate power and authority to execute and deliver and to perform this Agreement and the Registration Rights Agreement (collectively, the “Transaction Documents”) and to issue and sell the Shares in accordance with the terms hereof. The execution, delivery and performance of the Transaction Documents by the Company, the consummation by it of the transactions contemplated thereby and the issuance and delivery of the Shares have been duly and validly authorized by all requisite corporate action and no further consent or authorization on the part of the Company, its Board of Directors or its stockholders is required in order for the Company to enter into and perform its obligations under the Transaction Documents. Each of the Transaction Documents constitutes, or when executed and delivered will constitute, the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting the enforcement of, creditors’ rights and remedies generally or by equitable principles of general application.

(c)     Capitalization. (i) The Company is authorized to issue 500,000,000 shares of Company Common Stock and 10,000,000 shares of preferred stock, issuable in series, of which 2,530,000 shares have been designated Series C Preferred Stock. As of the date hereof there are 155,892 shares of Company Common Stock issued and outstanding. No securities of the Company are entitled to preemptive or similar rights, and no entity or person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by this Agreement unless any such rights have been waived. Except for (i) the agreement of the Company to issue 2,180,000 shares of Series C Stock to the holder of Target Common Stock upon the consummation of the Merger, as provided in the Merger Agreement, (ii) the 350,000 shares of Series C Stock to be issued in the Private Placement and (iii) the obligation of the Company to issue shares of Company Common Stock upon conversion of the Series C Stock after it is issued, there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exchangeable for, or giving any entity or person any right to subscribe for or acquire, any shares of the Company’s capital stock, or contracts, commitments, understandings or arrangements by which the Company is or may become bound to issue additional shares of its capital stock or securities or rights convertible or exchangeable into shares of its capital stock, except for the convertible promissory note to be issued in connection with the satisfaction of the condition precedent set forth in Section 5.3(i) of the Merger Agreement (the “Convertible Note”).

The Company is not a party to, and it has no knowledge of, any agreement restricting the voting or transfer of any shares of the capital stock of the Company, other than agreements that limit such transfer as required by federal or state securities laws. The offer and sale of all capital stock, convertible securities, rights, warrants, or options of the Company issued prior to the Closing Time complied with all applicable Federal and state securities laws, and no stockholder has a right of rescission or claim for damages with respect thereto which would have a Material Adverse Effect (as defined below). For purposes of this Agreement, “Material Adverse Effect” means any material adverse effect on the business, operations, properties, or financial condition of the Company and Merger Sub, taken as a whole, and/or any condition, circumstance, or situation that would prohibit or otherwise materially interfere with the ability of the Company to perform any of its obligations under this Agreement in any material respect.

(ii) Merger Sub is authorized to issue 10,000 shares of common stock, par value $0.10 per share (“Merger Sub Common Stock”), all of which are issued and outstanding in the name of the Company and held by Richard S. Astrom under the Pledge Agreement, as that term is defined in the Merger Agreement, as security for the performance of the Company under the Convertible Note. No securities of Merger Sub are entitled to preemptive or similar rights, and no entity or person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by this Agreement unless any such rights have been waived. There are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exchangeable for, or giving any entity or person any right to subscribe for or acquire, any shares of Merger Sub Common Stock, or contracts, commitments, understandings or arrangements by which Merger Sub is or may become bound to issue additional shares of Merger Sub Common Stock, or securities or rights convertible or exchangeable into shares of Merger Sub Common Stock.

(d)     Authorization, Etc. At the Closing Time, the Shares will be duly authorized by all requisite corporate action and, when paid for, issued and delivered in accordance with the terms hereof, will be duly and validly issued, fully paid and nonassessable. When and if the requisite number of shares of Company Common Stock has been authorized pursuant to Section (vii)(g) of the resolution adopted by the board of directors designating the Series C Stock (the “Series, C Resolutions”) the shares of Company Common Stock issuable upon conversion of the Series C Shares will be duly authorized by all requisite corporate action and, when issued and delivered upon conversion of the Series C Shares, will be duly and validly issued, fully paid and nonassessable.

(e)     No Conflicts. The execution and delivery of the Transaction Documents by the Company and performance by the Company of its obligations thereunder do not and will not (i) violate any provision of the Charter or By-laws, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which the Company is a party or by which it or its properties or assets are bound, (iii) except as may be contemplated by the Merger Agreement, create or impose a lien, mortgage, security interest, charge or encumbrance of any nature on any property of the Company under any agreement or any commitment to which the Company is a party or by which the Company is bound or by which any of its respective properties or assets are bound or (iv) result in a violation of any federal, state or local statute, rule, regulation, order, judgment or decree (including Federal and state securities laws and regulations) applicable to the Company or Merger Sub or by which any property or asset of the Company or Merger Sub is bound or affected, except for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect. The business of the Company is not being conducted in violation of any laws, ordinances or regulations of any governmental entity, except for violations, if any, which in the aggregate do not and will not have a Material Adverse Effect.

The Company is not required under Federal, state or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under the Transaction Documents, or issue and sell the shares of Series C Stock in accordance with the terms hereof or thereof (other than (i) any consent, authorization or order that has been obtained as of the date hereof, (ii) any filing or registration that has been made as of the date hereof or (iii) any filings which may be required to be made by the Company with the Commission or state securities administrators subsequent to the Closing; provided, that, for purposes of the representation and warranty made in this sentence, the Company is assuming and relying upon the accuracy of the relevant representations, warranties and agreements of Purchaser made herein.

(f)     Subsidiaries. Merger Sub and EV Nevada are the wholly-owned and sole Subsidiaries of the Company. For the purposes of this Agreement, “Subsidiary” shall mean any corporation or other juridical entity of which at least a majority of the securities or other ownership interest having ordinary voting power (absolutely or contingently) for the election of directors or other persons performing similar functions are at the time owned directly or indirectly by such corporation or other entity. All of the outstanding shares of capital stock of Merger Sub have been and at the Effective Time of the Merger, all of the outstanding shares of capital stock of the company resulting from the Merger will be, duly authorized, validly issued, fully paid and nonassessable.

(g)     SEC Reports. The Company has filed all reports, schedules, forms, statements and other documents with the SEC (collectively, and in each case, including all exhibits and schedules thereto and documents incorporated by reference therein, the “SEC Reports”) required to be filed by the Company under the Securities Act and the Exchange Act, including reports, schedules, forms, statements and other documents required to be filed pursuant to Section 13(a) or 15(d) thereof, on a timely basis or has timely filed a request for extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the SEC promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports comply in all respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing. Such financial statements were prepared in accordance with GAAP, except as may be otherwise specified in such financial statements or the notes thereto, and fairly present in all material respects the financial position of the Company as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

(h)     Litigation.     There is no pending or, to the Knowledge of the Company, threatened action, suit, proceeding or investigation before any court, governmental agency or body, or arbitrator having jurisdiction over the Company, or any of its Affiliates that would affect the execution by the Company or the performance by the Company of its obligations under this Agreement, and all other agreements entered into by the Company relating hereto. There is no pending or, to the Knowledge of the Company, threatened action, suit, proceeding or investigation before any court, governmental agency or body, or arbitrator having jurisdiction over the Company, or any of its Affiliates which litigation if adversely determined could have a Material Adverse Effect on the Company.

(i)      No Undisclosed Liabilities.      The Company has no liabilities or obligations which are material, individually or in the aggregate, other than those incurred in the Ordinary Course of Business of the Company since June 30, 2014, or which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on the Company.

(j)     No Undisclosed Events or Circumstances.      Since June 30, 2014, no event or circumstance has occurred or exists with respect to the Company or its businesses, properties, operations or financial condition, that, under applicable law, rule or regulation, requires public disclosure or announcement prior to the date hereof by the Company but which has not been so publicly announced or disclosed in the SEC Reports.

(k)     Operations of Subsidiaries.       Merger Sub was formed solely for the purpose of engaging in the transactions contemplated by this Agreement, has engaged in no other business activities, and has conducted its operations only as contemplated by the Merger Agreement. EV Nevada has no assets or liabilities and has conducted no operations.

(l)     Disclosure. The Company has made no representation, warranty or statement in this Section 2.1 that contains any untrue statement of a material fact or omits to state any material fact necessary in order to make such representation, warranty or statement, in the light of the circumstances under which it was made, not misleading. The statements and information contained in the SEC Reports do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make such the statements and information, in the light of the circumstances under which they were was made, not misleading.

2.2      Representations and Warranties of Purchaser. Purchaser hereby makes the following representations and warranties to the Company as of the date hereof and the Closing Time:

(a)     Organization and Good Standing of Purchaser. If Purchaser not a natural person, it is a corporation, partnership or limited liability company validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization.

(b)     Authorization and Power. Purchaser has all requisite power and authority to execute and deliver and to perform to enter into and perform the Transaction Documents. The execution, delivery and performance of the Transaction Documents and the consummation by it of the transactions contemplated thereby have been duly authorized by all requisite action, and no further consent or authorization of Purchaser or, if Purchaser is not a natural person, its Board of Directors, stockholders, members, or partners, as the case may be, is required for such authorization. Each of the Transaction Documents constitutes, or when executed and delivered will constitute, the legal, valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting the enforcement of, creditors’ rights generally and remedies or by other equitable principles of general application.

(c)     No Conflicts. The execution and delivery and the performance of the Transaction Documents do not and will not: (i) if Purchaser is not a natural person, result in a violation of Purchaser’s articles or certificate of incorporation or organization, by-laws, operating agreement, partnership agreement or similar instrument or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of any agreement, indenture or instrument or obligation to which Purchaser is a party or by which its properties or assets are bound, or result in a violation of any law, rule, or regulation, or any order, judgment or decree of any court or governmental agency applicable to Purchaser or its properties (except for such conflicts, defaults and violations as would not, individually or in the aggregate, have a material adverse effect on Purchaser). Purchaser is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under the Transaction Documents, provided that, for purposes of the representation made in this sentence, Purchaser is assuming and relying upon the accuracy of the relevant representations, warranties and agreements of the Company set forth in this Agreement.

(d)     Acquisition for Investment. Purchaser is acquiring the Shares solely for its own account for the purpose of investment and not with a view to or for sale in connection with distribution. Purchaser does not have a present intention to sell the Shares, nor a present arrangement (whether or not legally binding) or intention to effect any distribution of the Shares to or through any person or entity; provided, however, that by making the representations herein and subject to Section 2.2(h) below, Purchaser does not agree to hold the Shares for any minimum or other specific term, otherwise than to satisfy any condition for their disposition pursuant to an exemption from registration under the Securities Act and reserves the right to dispose of the Shares at any time in compliance with federal and state securities laws applicable to such disposition.

Purchaser acknowledges that it is able to bear the financial risks associated with an investment in the Shares and has sufficient knowledge and experience in investing in companies similar to the Company in terms of the Company’s stage of development and otherwise so as to be able to evaluate the risks and merits of its investment in the Company.

(e)     Status of Purchaser. Purchaser is an “accredited investor” as defined in Rule 501 promulgated under the Securities Act or has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of its investment in the Private Placement. Purchaser is not required to be registered as a broker-dealer under Section 15 of the Exchange Act and Purchaser is not a broker-dealer or an Affiliate of a broker-dealer.

(f)     Opportunities for Additional Information. Purchaser acknowledges that it has had access to the books and records of the Company and Target and has had the opportunity to ask questions of and receive answers from, or obtain additional information from, the executive officers of the Company and Target concerning the business of the Company (including the manner in which such business is intended to be conducted after the consummation of the Merger) and Target and the financial and other affairs of the Company and Target.

(g)     No General Solicitation. Purchaser acknowledges that the Shares were not offered to Purchaser by means of any form of general or public solicitation or general advertising, or publicly disseminated advertisements or sales literature, including (i) any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media, or broadcast over television or radio, or (ii) any seminar or meeting to which such Purchaser was invited by any of the foregoing means of communications.

(h)     Limitations on Resale. Purchaser understands and acknowledges that the Shares must be held indefinitely unless they are registered under the Securities Act or an exemption from such registration is available. Purchaser is familiar with Rule 144 of the rules and regulations of the Commission promulgated pursuant to the Securities Act (“Rule 144”), and it understands that Rule 144 permits resales only under certain limited circumstances and understands and acknowledges that, to the extent that Rule 144 is not available for resales of the Shares, Purchaser will be unable to sell any Shares without either registration under the Securities Act or the availability of another exemption from such registration requirement.

Purchaser further understands that the Shares and the shares of Company Common Stock to be issued upon conversion of the Shares will be “restricted securities” as that term is defined in Rule 144 and must be held indefinitely unless they are registered under the Securities Act or an exemption from registration is available. It further acknowledges that it is familiar with Rule 144 and that it has been advised that Rule 144 permits resales only under certain circumstances. It understands that to the extent that Rule 144 is not available, it will be unable to sell any of the Shares without either registration under the Securities Act or the existence of another exemption from such registration requirement. It further understands that (i) the Company is an issuer that formerly was an issuer described in Section (i)(1)(i) of Rule 144 and, as a result, Rule 144 will not be available for resales of the Shares or the Company Common Stock to be issued upon their conversion unless, at the time of such resale, it is subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) and has filed all reports and other materials required to be filed by Section 13 or 15(d) of the Exchange Act, as applicable, during the preceding 12 months (or for such shorter period that it was required to file such reports and materials), other than Current Reports on Form 8-K; and that Rule 144 will not be available for resales of the Shares. Purchaser understands that there is no trading symbol for or market makers in the Shares and that there may be no means of selling them in the public securities markets under Rule 144 or otherwise.

(i)     General. Purchaser understands and acknowledges that the Shares are being offered and sold in reliance on a transactional exemption from the registration requirements of federal and state securities laws and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of Purchaser set forth herein in order to determine the applicability of such exemptions and the suitability of Purchaser to acquire the Shares.

(j)     Independent Investment. Except as may be disclosed in any filings with the Commission that Purchaser may be required to make under Section 13 and/or Section 16 of the Exchange Act, Purchaser is acting independently with respect to its investment in the Shares.

(k)     Brokers. Purchaser has no knowledge of any brokerage or finder’s fees or commissions that are or will be payable by the Company or any Subsidiary to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other person or entity with respect to the transactions contemplated by this Agreement.

ARTICLE III.   COVENANTS

3.1      Covenants of the Company. The Company covenants with Purchaser as follows:

(a)     Filing of Reports under the Exchange Act; No Termination of Exchange Act Registration. The Company (i) will timely file all reports and other materials required to be filed by Section 13 of the Exchange Act, other than Current Reports on Form 8-K (provided that it will timely file the Current Report on Form 8-K that it is required after the consummation of the merger contemplated by the Merger Agreement, and (ii) will at all times maintain the registration of the Company Common Stock under Section 12(b) or (g) the Exchange Act.

(b)     Notice of Breach. The Company will give immediate notice only by personal delivery or e-mail to the Purchaser upon the Company’s becoming aware of its failure to comply with its covenant set forth in subsection (a) of this Section 3.1.

(c)     Compliance with Laws. The Company will comply, and cause each Subsidiary to comply, with all material applicable laws, rules, regulations and orders.

(d)     Keeping of Records and Books of Account. The Company will keep and cause each Subsidiary to keep adequate records and books of account, in which complete entries will be made in accordance with generally accepted accounting principles consistently applied, reflecting all financial transactions of the Company and its Subsidiaries, and in which, for each fiscal year, all proper reserves for depreciation, depletion, obsolescence, amortization, taxes, bad debts and other purposes in connection with its business shall be made.

(v)     Other Agreements. The Company will not enter into any agreement in which the terms of such agreement would restrict or impair the right or ability of the Company to perform its obligations under the Transaction Documents or, subject to the limitations set forth in this Agreement, to issue shares of Company Common Stock upon conversion of the Shares.

(vi)      Securities Compliance. The Company shall notify the Commission in accordance with its rules and regulations of the transactions contemplated by any of the Transaction Documents, including filing a reports on Form D with respect to the Shares if required under Regulation D and reports under applicable “blue sky” laws, and shall take all other necessary action and proceedings as may be required and permitted by applicable law, rule and regulation, for the legal and valid issuance of the Shares to Purchaser and their lawful transfer to Purchaser’s immediate transferees.

(vii)     Inspection Rights. Until the Closing Time and thereafter until the earlier of (i) one 1 year after the Closing Time or (ii) until Purchaser has disposed of all of its Shares, the Company will permit, during normal business hours and upon reasonable request and reasonable notice and in a manner that does not unduly disrupt the Company’s business, Purchaser or any employees, agents or representatives thereof may, for purposes reasonably related to Purchaser’s interests as a prospective or existing stockholder, to examine and make reasonable copies of and extracts from the records and books of account of, and visit and inspect the properties, assets, operations and business of the Company and any Subsidiary, and to discuss the affairs, finances and accounts of the Company and any Subsidiary with any of its officers, consultants, directors, and key employees.

(viii)     Use of Proceeds. The Company will use proceeds from the sale of the Shares to reduce the principal amount of the Promissory Note, as that term is defined in the Merger Agreement.

(ix)     Documents in the Event of Pledge. In the event that Purchaser desires to pledge the Shares in the manner permitted by Section 3.2(c), the Company will, at Purchaser’s expense, the execute and deliver such documentation as the pledgee thereof may reasonably request in connection with such pledge.

3.2      Covenants of Purchaser. Purchaser covenants with the Company as follows:

(a)     Trading Activities. Purchaser agrees that it shall not, directly or indirectly, engage in any short sales with respect to the Shares for a period of one (1) year following the effective date of the registration statement to be filed pursuant to the Registration Rights Agreement.

(b)     Confidentiality. Purchaser agrees that it and its employees, agents and representatives will keep confidential and will not disclose, divulge or use (other than for purposes of monitoring its investment in the Company) any confidential information which it may obtain from the Company pursuant to financial statements, reports and other materials made available by the Company to Purchaser pursuant to this Agreement or Purchaser’s inspection rights hereunder, unless such information is known to the public through no fault of such Purchaser or its employees or representatives; provided, however, that Purchaser may disclose such information (a) to its attorneys, accountants and other professionals in connection with their representation of Purchaser with respect to all matters related to this Agreement and (b) upon prior written notice to the Company, to any prospective permitted transferee of the Shares, so long as the prospective permitted transferee agrees to be bound by the provisions of this subsection. At the request of the Company, Purchaser will execute a confidentiality agreement in form and substance reasonably acceptable to the Company as a prerequisite to the exercise of Purchaser’s inspection rights pursuant to Section 3.1(c). The Company may require any prospective permitted transferee of the Shares to execute such a confidentiality agreement prior to Purchaser’s disclosure of any such confidential information to such prospective permitted transferee.

(c)     Pledge of Shares. The Purchaser will not pledge the Shares otherwise than in connection with a bona fide margin agreement or other loan or financing arrangement that is secured by the Shares. Such pledge shall not be deemed to be a transfer, sale or assignment of the Shares, and if Purchaser effects such pledge, it shall not be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to any Transaction Document, except for such delivery as may be reasonably necessary for the Company to perform its obligations under the next sentence; provided that Purchaser and the pledgee shall be required to comply with the provisions of Article V hereof in order to effect a sale, transfer or assignment of the Shares to or by such pledgee.

(c)     Limitation on Conversion. The Purchaser covenants that it will not convert more than the number of shares of Series C Stock set forth under the caption “Maximum Conversion Amount” next to his signature, until the Automatic Conversion Event, as that term is defined in Section (vii) of the Series C Resolutions, shall have occurred. In the event that any certificate representing the Shares shall be issued prior to such occurrence, the Corporation may place a legend referring to this covenant.

ARTICLE IV.   CONDITIONS

4.1      Conditions Precedent to the Obligation of the Company. The obligation of the Company to perform its obligations hereunder at and after the Closing is subject to the satisfaction or written waiver, at or before the Closing, of all of the following conditions:

(a)     Accuracy of Purchaser’s Representations and Warranties. All of the representations and warranties of Purchaser set forth herein shall be true and correct in all material respects as of the date when made and as of the Closing Time, as though made at that time, except for representations and warranties that are expressly made as of a particular date.

(b)     Performance. Purchaser shall have performed, satisfied and complied in all respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by Purchaser at or prior to the Closing.

(c)     No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority which prohibits the consummation of any of the transactions contemplated by this Agreement.

(d)     Closing. The Closing under the Merger Agreement shall have occurred.

(e)     Verification of Status as Accredited Investor. Purchaser shall have verified its status as an accredited investor, as represented and warranted in Section 2.2(e), by providing written confirmation thereof from one of the following persons or entities that such person or entity has taken reasonable steps to verify that Purchaser is an accredited investor within the prior 3 months and has determined that Purchaser is an accredited investor:

(1)      a broker-dealer registered with the Commission;

(2)      an investment adviser registered with the Commission;

(3)      a licensed attorney who is in good standing under the laws of the jurisdictions in which he or she is admitted to practice law; or

(4)      a certified public accountant who is duly registered and in good standing under the laws of the place of his or her residence or principal office.

4.2      Conditions Precedent to Purchaser’s Obligation. The obligation of Purchaser to perform its obligations hereunder at and after the Closing is subject to the satisfaction or written waiver, at or before the Closing, of all of the following conditions:

(a)     Accuracy of the Company’s Representations and Warranties. All of the representations and warranties of the Company set forth herein shall be true and correct in all respects as of the date when made and as of the Closing Time, as though made at that time, except for representations and warranties that are expressly made as of a particular date, which need be true and correct in all material respects only as of such date.

(b)     Performance by the Company. The Company shall have performed, satisfied and complied in all respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing.

(c)     No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority which prohibits the consummation of any of the transactions contemplated by this Agreement.

(d)     No Proceedings or Litigation. No action, suit or proceeding before any arbitrator or any governmental authority shall have been commenced, and no investigation by any governmental authority shall have been threatened, against the Company or any Subsidiary, or any of the Affiliates, officers, directors or employees of the Company or Merger Sub seeking to restrain, prevent or change the transactions contemplated by this Agreement, or seeking damages in connection with such transactions.

(e)     Secretary’s Certificate. The Company shall have delivered to Purchaser a secretary’s certificate, dated as of the date of the Closing, as to (i) the resolutions of the board of directors of the Company authorizing this Agreement and the issuance of the Shares, (ii) the absence of any amendment to Charter or the By-laws after the date of this Agreement, and (iii) the incumbency of the officers of the Company executing the Transaction Documents and any other documents required to be executed or delivered in connection therewith.

(f)     Material Adverse Effect. No Material Adverse Effect shall have occurred at or before the Closing Time.

(f)     Closing under Merger Agreement. Prior to the Closing, the closing under the Merger Agreement shall have occurred without the waiver of any of the conditions to the obligations of Target set forth in Sections 5.3(a) through (i) thereof.

ARTICLE V.   SECURITIES ACT CERTIFICATE LEGEND

Any certificate representing the Shares shall be stamped or otherwise imprinted with a legend substantially in the following form (in addition to any legend required by applicable state securities or “blue sky” laws):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE (THE “SECURITIES”) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “SECURITIES ACT”) OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES LAWS OR THE COMPANY SHALL HAVE RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT AND UNDER THE PROVISIONS OF APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED.

The Company will reissue certificates representing any of the Shares, without the legend set forth above, if at such time, prior to making any transfer of any such Shares, the holder thereof shall give written notice to the Company describing the manner and terms of such transfer as the Company may reasonably request. Such proposed transfer and reissuance will not be effected until: (a)(i) the Company has received an opinion of counsel reasonably satisfactory to the Company to the effect that the registration of the Shares under the Securities Act is not required in connection with such proposed transfer, (ii) a registration statement under the Securities Act covering such proposed disposition has been filed by the Company with the Commission under the Securities Act and has become effective, (iii) the Company has received an opinion of such to the effect that that such registration is not required, or (iv) the Company has received an opinion of such counsel to the effect that the Shares may be sold pursuant to the exemption from registration provided by Rule 144 under the Securities Act; and (b)(i) the Company has received an opinion of such counsel to the effect that registration or qualification under the securities or “blue sky” laws of any state is not required in connection with such proposed disposition, or (ii) compliance with applicable state securities or “blue sky” laws has been effected. The Company will respond to any such notice from a holder within five (5) business days. In the case of any proposed transfer under this Section 5.1, the Company will use reasonable efforts to comply with any such applicable state securities or “blue sky” laws, but shall in no event be required (i) to qualify to do business in any state where it is not then qualified, (ii) to take any action that would subject it to tax or to the general service of process in any state where it is not then subject thereto, or (iii) to comply with state securities or “blue sky” laws of any state for which registration by coordination is unavailable to the Company. The restrictions on transfer contained in this Section 5.1 shall be in addition to, and not by way of limitation of, any other restrictions on transfer contained in any other section of this Agreement or imposed by law or regulation.

ARTICLE VI.   INDEMNIFICATION

6.1      Indemnity. The Company will indemnify and hold harmless Purchaser and, as applicable, his or its directors, officers, managers, partners, members, shareholders, employees, consultants and agents, together with his or its respective heirs, successors and assigns, from and against any and all losses, liabilities, deficiencies, costs, damages and expenses (including, without limitation, reasonable attorneys’ fees, charges and disbursements) incurred by Purchaser as a result of any inaccuracy in or breach of the representations, warranties or covenants made by the Company herein. Purchaser agrees to indemnify and hold harmless the Company and, as applicable, his or its directors, officers, managers, partners, members, shareholders, employees, consultants and agents, together with his or its respective heirs, successors and assigns, from and against any and all losses, liabilities, deficiencies, costs, damages and expenses (including, without limitation, reasonable attorneys’ fees, charges and disbursements) incurred by the Company as a result of any inaccuracy in or breach of the representations, warranties or covenants made by Purchaser herein.

6.2      Indemnification Procedure. A party entitled to indemnification under this Article VI (an “indemnified party”) will give written notice to the party from whom it seeks indemnification (an “indemnifying party”) of any matter giving rise to a claim for indemnification; provided, however, that the failure of any party entitled to indemnification hereunder to give notice as provided herein shall not relieve the indemnifying party of its obligations under this Article VI, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In the event that any action, proceeding or claim is brought against an indemnified party in respect of which indemnification is sought hereunder, the indemnifying party shall be entitled to participate in and, unless in the reasonable judgment of the indemnified party a conflict of interest between it and the indemnifying party may exist with respect of such action, proceeding or claim, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. In the event that the indemnifying party advises an indemnified party that it will contest such a claim for indemnification hereunder, or fails, within thirty (30) days of receipt of any indemnification notice to notify, in writing, such person of its election to defend, settle or compromise, at its sole cost and expense, any action, proceeding or claim (or discontinues its defense at any time after it commences such defense), the indemnified party may, at its option, defend, settle or otherwise compromise or pay such action or claim. In any event, unless and until the indemnifying party elects in writing to assume and does assume the defense of any such claim, proceeding or action, the indemnified party’s costs and expenses arising out of the defense, settlement or compromise of any such action, claim or proceeding shall be losses subject to indemnification hereunder. The indemnified party shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any such action or claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the indemnified party which relates to such action or claim. The indemnifying party shall keep the indemnified party fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. If the indemnifying party elects to defend any such action or claim, then the indemnified party shall be entitled to participate in such defense with counsel of its choice at its sole cost and expense.

Notwithstanding anything in this Article VI to the contrary, (i) the indemnifying party shall not be liable for any settlement of any action, claim or proceeding effected without its prior written consent and (ii) the indemnifying party shall not, without the indemnified party’s prior written consent, settle or compromise any claim or consent to entry of any judgment in respect thereof which imposes any future obligation on the indemnified party or which does not include, as an unconditional term thereof, the giving by the claimant or the plaintiff to the indemnified party of a release from all liability in respect of such claim.

Indemnification under this Article VI shall be made by periodic payments of the amount thereof during the course of investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred, so long as the indemnified party irrevocably agrees to refund such moneys if it is ultimately determined by a court of competent jurisdiction that such party was not entitled to indemnification. The indemnity agreements contained herein shall be in addition to (a) any cause of action or similar rights of the indemnified party against the indemnifying party or others, and (b) any liabilities the indemnifying party may be subject to pursuant to the law.

ARTICLE VII.  MISCELLANEOUS

7.1      Fees and Expenses. Except as otherwise set forth in the Transaction Documents, each party shall pay the fees and expenses of its advisors, counsel, accountants and other experts, if any, and all other expenses, incurred by such party incident to the negotiation, preparation, execution, delivery and performance thereof.

7.2      Specific Enforcement, Consent to Jurisdiction.

(a)     The Company and Purchaser acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions hereof and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which either party may be entitled by law or equity.

(b)     All matters relating to this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Florida, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings in respect of this Agreement (whether brought against a party hereto or its respective Affiliates, directors, managers, officers, shareholders, members, employees or agents) shall be submitted to binding arbitration with the American Arbitration Association in Marion County, Florida. This Agreement shall not be interpreted or construed with any presumption against the party causing this Agreement to be drafted.

7.3      Entire Agreement; Amendment. This Agreement sets forth the entire understanding and agreement of the parties with respect to the matters covered hereby and, except as specifically set forth herein, neither party makes any representation, warranty or covenant or gives any undertaking with respect to such matters. This Agreement supersedes all prior understandings and agreements with respect to said subject matter hereof, all of which are merged herein. This Agreement may be amended only by a written instrument signed by the parties and no provision hereof may be waived other than by a written instrument signed by the party against whom enforcement of any such waiver is sought.

7.4      Notices. Any notice, demand, request, waiver or other communication required or permitted to be given hereunder shall be in writing and shall be delivered by a recognized courier service, fully prepaid and properly addressed upon the earlier of (i) actual receipt thereof, as shown by the records of such courier or (ii) five days after the receipt thereof by the courier from the party giving it. The addresses for such notice, demand, request, waiver or other communication shall be:

If to the Company:

Prior to the Closing, at:	After the Closing, at

11415 NW 123d Lane	180 N LaSalle St., 37th Floor
Reddick, FL 32686	Chicago, IL 60601

If to Purchaser:	d

 Either party may from time to time change its address for notice by giving at least five (5) days written notice of such changed address to the other party.

7.5      Waiver. No waiver by any party of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provisions, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

7.6      Headings. The article, section and subsection headings in this Agreement are for convenience only and shall not constitute a part of this Agreement for any other purpose and shall not be deemed to limit or affect any of the provisions hereof.

7.7      Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns.

7.8      No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

7.9      Survival. The representations and warranties of the Company and Purchaser shall survive the execution and delivery hereof and the Closing hereunder for a period of two years following the Closing Time.

7.10      Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same Agreement and shall become effective when counterparts have been signed by each party and delivered to the other party hereto, it being understood that all parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were the original thereof.

7.12       Publicity. The Company agrees that it will not disclose, and will not include in any public announcement, the name of Purchaser without the consent of Purchaser unless and until such disclosure is required by law or applicable regulation, and then only to the extent of such requirement.

7.13      Severability. The provisions of this Agreement are severable and, in the event that any court of competent jurisdiction shall determine that any one or more of the provisions or part of the provisions hereof shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision hereof and such provision or part shall be construed as if such invalid or illegal or unenforceable provision, or part of such provision, had never been contained herein.

7.14      Attorney’s Fees. If any Party hereto initiates any legal or equitable action arising out of or in connection with this Agreement, the prevailing party in such action shall be entitled to recover from the other party all reasonable attorneys’ fees, expert witness fees and expenses incurred by the prevailing party in connection therewith.

7.15      Further Assurances. From and after the date of this Agreement, upon the request of either party, the other party shall execute and deliver such instrument, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the date first above written.

MILWAUKEE IRON ARENA FOOTBALL, INC.

By:
        Richard S. Astrom
        President

[NAME OF PURCHASER	Shares to be Purchased	Purchase Price

By:	Series C Stock: ______ shares	$_______
[Name]	Maximum Conversion Amount:	______ shares
[Title]